LOTON, CORP

4751 Wilshire Blvd.

Los Angeles, CA 90010

April 25, 2014

JJAT Corp.

c/o Kaller Management, Inc.

30423 Canwood Street., Suite 227

Agoura Hills, CA 91301

Re: Termination of Reimbursement Agreement

Dear Sir or Madam,

This letter is sent with reference to that certain Reimbursement Agreement (the “Reimbursement Agreement”) dated January 29, 2014, between Loton, Corp (“Loton”) and JJAT Corp. (“JJAT”).

Pursuant to the Reimbursement Agreement, JJAT had agreed to pay and reimburse Loton for all Transaction Expenses in connection with the Transaction (as such terms are defined in the Reimbursement Agreement). However, on or about the date of this letter, Loton has or will acquire by merger all of JJAT’s outstanding capital stock of OBAR Camden Holdings Limited, through its wholly-owned subsidiary, KoKo (Camden) Holdings (US), Inc. (the “Loton Acquisition”). As a result, of the Loton Acquisition, the terms of the Reimbursement Agreement are no longer applicable because Loton has received the benefit of the Transaction through the acquisition of OBAR Camden Holdings Limited, and the Reimbursement Agreement is hereby terminated as of the date hereof, and JJAT shall have no further obligations thereunder.

Sincerely,

LOTON, CORP

By:
Name: Barry Regenstein
Title: Chief Financial Officer

AGREED AND ACKNOWLEDGED:

JJAT CORP.

By:
Name: Robert Ellin
Title: Executive Chairman and President